SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		May 11, 2011

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2011 Annual Meeting of Shareholders held Wednesday May 11, 2011, Robert E. Agan and Charles M. Streeter Jr. retired from the Board of Directors of Chemung Financial Corporation in accordance with the Company’s Bylaws.  Mr. Agan has served on the Board for twenty-five years and Mr. Streeter has served for thirty-two years.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation, held May 11, 2011, the shareholders voted on two proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2011.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Against	Broker Non-Votes
Bruce W. Boyea	2,498,786	10,889	591,411
Stephen M Lounsberry III	2,498,463	11,212	591,411
Thomas K. Meier	2,496,595	13,080	591,411

Messrs. Boyea, Lounsberry and Meier were elected.

Proposal 2: Ratification of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011

Votes For	Votes Against	Abstain
3,034,440	6,258	60,389

The appointment of Crowe Horwath LLP was ratified.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.
	99.1	Press Release of Chemung Financial Corporation dated May 12, 2011

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 13, 2011	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer